As filed with the Securities and Exchange Commission on December 29, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POINTER TELOCATION LTD. (Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

1 Korazin Street
Givatayim 53583 Israel
972-3-572-3111
(Address of Registrant’s principal executive offices)

POINTER TELOCATION LTD. EMPLOYEE SHARE OPTION PLAN (2003)
(previously named Nexus Telocation Systems Ltd. Employee Share Option Plan (2003))
(full title of the plan)

Pointer Telocation Ltd.
Givatayim 53583 Israel
972-3-572-3111
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copies to:

Orly Tsioni, Adv.
Yigal Arnon & Co.
1 Azrieli Center
Tel Aviv 67021, Israel
(972-3) 608-7777

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)

Ordinary Shares	100,000	$13.365	$1,336,500	$169.33

1	In addition, in accordance with Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of shares as may become subject to options under the Pointer Telocation Ltd. Employee Share Option Plan (2003) (previously known as Nexus Telocation Systems Ltd. Employee Share Option Plan (2003)) as a result of the adjustment provisions therein.

2	The registration fee for Ordinary Shares which may be purchased upon exercise of outstanding options under the plan was calculated pursuant to Rule 457 (h) and pursuant to Section 6(b) of the Securities Act of 1933 as follows: average of high and low prices within 5 business days prior to the date of filing multiplied by .0001267.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed with the Securities Exchange Commission for the purpose of registering an additional 100,000 Ordinary Shares, par value NIS 3.00 each, of Pointer Telocation Ltd. (the “Registrant”), issuable pursuant to the Registrant’s Employee Shares Option Plan (2003), as amended (the “Plan”). The Registrant’s earlier Registration Statements on Form S-8, filed on March 9, 2004, file number 333-113420, relating to 15,000,000 of its Ordinary Shares, par value NIS 0.03 each (which after the consolidation of the share capital of the Registrant constitutes 150,000 Ordinary Shares, par value NIS 3.00 each), and filed on September 9, 2004, file number 333-118897, relating to 3,000,000 of its Ordinary Shares, par value NIS 0.03 each (which after the consolidation of the share capital of the Registrant constitutes 30,000 Ordinary Shares, par value NIS 3.00 each), issuable pursuant to the Plan is incorporated herein by reference. These additional 100,000 Ordinary Shares, par value NIS 3.00 each, have become authorized for issuance under the Plan in accordance with the resolution of the Board of Directors of the Registrant adopted in their meeting held November 23, 2005.

Incorporation of Certain Information by Reference

        Pursuant to General Instruction E to Form S-8 the following documents filed by the Registrant are incorporated by reference in this registration statement.

        (a) Registrant’s Registration Statement on Form S-8, filed on March 9, 2004, file number 333-113420.

        (b) Registrant’s Registration Statement on Form S-8, filed on September 9, 2004, file number 333-118897.

        (c) Registrant’s Annual Report on Form 20-F for the year ended December 31, 2005, filed on June 27, 2006, including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

        (d) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since June 27, 2006 including our Report of Foreign Private Issuers on Form 6-K filed on

Month	Filing Date

September 2006	September 6, 2006

November 2006	November 22, 2006
November 27, 2006

December 2006	December 11, 2006
December 12, 2006
December19, 2006
December 21, 2006
December 28, 2006
December 28, 2006

Item 8. Exhibits

Exhibit 5.1	Opinion of Yigal Arnon & Co.

Exhibit 23.1	Consent of Yigal Arnon & Co. (included in the opinion of Yigal Arnon & Co. filed as Exhibit 5.1 herein).

Exhibit 23.2	Consent of Kost Forer Gabbay & Kasierer C.P.A. Consent of Grant Thornton Argentina S.C. Consent of Salles, Sainz - Grant Thornton, S.C.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Givatayim, State of Israel, on the 28 day of December, 2006.

POINTER TELOCATION LTD. By: /s/ Yossi Ben Shalom —————————————— Yossi Ben Shalom, Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yossi Ben Shalom and Daniel Stern and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Pointer Telocation Limited, any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

(-) —————————————— Yossi Ben Shalom	Chairman of the Board of Directors	December 28, 2006

(-) —————————————— Daniel Stern	President and Chief Executive Officer	December 28, 2006

(-) —————————————— Ronen Stein	Chief Financial Officer	December 28, 2006

(-) —————————————— Barak Dotan	Director	December 28, 2006

(-) —————————————— Yoel Rosenthal	Director	December 28, 2006

(-) —————————————— Alicia Rotbard	Independent Director	December 28, 2006

(-) —————————————— Ben Ami Gov	Independent Director	December 28, 2006